SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1
                                       to
                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): May 8, 2000(February 23, 2000)


                         Productivity Technologies Corp.

             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware

                 (State or Other Jurisdiction of Incorporation)



        0-24242                                           13-3764753
(Commission File Number)                    (I.R.S. Employer Identification No.)




    206 South Main Street, 2nd Floor, Ann Arbor, Michigan               48104
    (Address of Principal Executive Offices)                          (Zip Code)




      Registrant's Telephone Number, Including Area Code: (734) 996-1700

Item 7.  Financial Statements and Exhibits

     As reported in the Current Report on Form 8-K of Productivity Technologies Corp. (the "Company") filed with the Securities and Exchange Commission dated March 9, 2000, on February 23, 2000, the Company, through its WCS Acquisition Corp. subsidiary, purchased substantially all of the assets of Westland Control Systems, Inc. ("Westland") pursuant to an Asset Purchase Agreement entered into on such date by and among, the Company, WCS Acquisition Corp., Westland and Thomas G. Lee. The Company is amending such Current Report to include the financial statements required under Item 7(a)(4) of Form 8-K and the related pro forma financial information required under Item 7(b) of Form 8-K.

     (a)  Financial Statements of Business Acquired.

     The following financial information is included in Annex A hereto: Balance sheets of Westland as of December 31, 1997, December 31, 1998, September 30, 1998 (unaudited) and September 30, 1999 (unaudited) along with related statements of income, changes in stockholder's equity and cash flows.

     (b)  Pro forma financial information.

     The following pro forma data is included in Annex B hereto: Pro forma balance sheet (unaudited) as of December 31, 1999, pro forma income statements for the year ended June 30, 1999 and six months ended December 31, 1999.

     (c)  Exhibits

          2.1 Asset Purchase Agreement dated as of February 23, 2000 among WCS Acquisition Corp., Productivity Technologies Corp., Westland Control Systems, Inc. and Thomas G. Lee.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRODUCTIVITY TECHNOLOGIES CORP.


Date:  May 8, 2000                        By:  /s/  Jesse Levine
                                          ----------------------
                                          Jesse Levine, Chief Financial Officer

                                     ANNEX A

Independent Auditors' Report

Westland Control Systems, Inc.
Canton, Michigan

We have audited the accompanying balance sheets of Westland Control Systems, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westland Control Systems, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                                BDO SEIDMAN, LLP

Troy, Michigan
December 22, 1999

                         WESTLAND CONTROL SYSTEMS, INC.

                   BALANCE SHEETS - DECEMBER 31, 1998 AND 1997

December 31,                                                   1998         1997

Assets

Current Assets
   Cash and equivalents                                  $2,739,643   $1,390,572
   Accounts receivable                                      396,159    1,922,051
   Advances to related parties (Note 1)                   3,165,201    1,966,672
   Inventories                                               35,000       56,645
   Prepaid expenses and other current assets                 17,306       38,004
                                                         -----------------------

Total Current Assets                                      6,353,309    5,373,944
                                                         -----------------------

Equipment
   Office equipment                                          62,118       65,031
   Automotive equipment                                      56,692       72,242
   Machinery and equipment                                   55,445       59,080
                                                         -----------------------

                                                            174,255      196,353
   Less accumulated depreciation                            155,055      166,693
                                                         -----------------------

Net Equipment                                                19,200       29,660
                                                         -----------------------

                                                         $6,372,509   $5,403,604
                                                         =======================




Liabilities and Stockholder's Equity

Current Liabilities
   Accounts payable                                      $  191,299   $  280,273
   Accrued expenses                                          21,136       79,497
                                                         -----------------------

Total Liabilities                                           212,435      359,770
                                                         -----------------------





Stockholder's Equity
   Common stock, $1 par - shares authorized 50,000;
     issued and outstanding 1,000                             1,000        1,000
   Retained earnings                                      6,159,074    5,042,834


                                                         -----------------------
Total Stockholder's Equity                                6,160,074    5,043,834

                                                         -----------------------

                                                         $6,372,509   $5,403,604
                                                         =======================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         WESTLAND CONTROL SYSTEMS, INC.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


Year Ended December 31,                                    1998            1997

Net Sales (Note 4)                                  $ 8,425,381     $ 8,628,492

Cost of Sales                                         5,013,780       4,897,485

                                                    ---------------------------
Gross Profit                                          3,411,601       3,731,007

Selling, General and Administrative Expenses          1,733,487       1,961,867
                                                    ---------------------------

Operating Income                                      1,678,114       1,769,140
                                                    ===========================

Other Income (Expense)
   Interest income                                       95,719          52,428
   Interest expense                                      (1,842)           (102)
   Miscellaneous                                           (751)             79
                                                    ---------------------------

Total Other Income - Net                                 93,126          52,405
                                                    ---------------------------

Net Income                                          $ 1,771,240     $ 1,821,545
                                                    ===========================


See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.


                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                                     Total
                                              Common Stock                  Retained         Shareholder's
                                       Shares             Amount            Earnings                Equity
Balance, January 1, 1997               1,000        $     1,000          $ 3,655,744           $ 3,656,744

Net income                                --                 --            1,821,545             1,821,545

Distributions                             --                 --             (434,455)             (434,455)
                                 -------------------------------------------------------------------------

Balance, December 31, 1997             1,000              1,000            5,042,834             5,043,834

Net income                                --                 --            1,771,240             1,771,240

Distributions                             --                 --             (655,000)             (655,000)
                                 -------------------------------------------------------------------------

Balance, December 31, 1998             1,000        $     1,000          $ 6,159,074           $ 6,160,074
                                 =========================================================================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         WESTLAND CONTROL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

Year Ended December 31,                                               1998                     1997

Cash Flows From Operating Activities
   Net income                                                  $ 1,771,240              $ 1,821,545
   Adjustments to reconcile net income to net
     cash provided by operating activities
       Depreciation                                                 14,280                   16,668
       Loss on disposal of equipment                                   751                       --
       Changes in operating assets and liabilities
         Decrease (increase) in accounts receivable              1,525,892                 (832,963)
         Decrease (increase) in inventory                           21,645                  (41,645)
         Decrease (increase) in prepaid expenses
           and other current assets                                 20,698                  (11,339)
         Increase (decrease) in accounts payable                   (88,974)                  55,221
         Increase (decrease) in accrued expenses                   (58,361)                  79,497
                                                               ------------------------------------

Net Cash Provided By Operating Activities                        3,207,171                1,086,984
                                                               ====================================

Cash Flows From Investing Activities
   Net (increase) decrease in advances to related parties       (1,198,529)                   1,259
   Purchase of equipment                                            (5,650)                 (11,345)
   Proceeds from sale of equipment                                   1,079                       --
                                                               ------------------------------------

Net Cash Used In Investing Activities                           (1,203,100)                 (10,086)
                                                               ------------------------------------

Cash Flows Used In Financing Activities
   Distributions to stockholder                                   (655,000)                (434,455)
                                                               ------------------------------------

Net Increase  In Cash                                            1,349,071                  642,443

Cash and Equivalents, at beginning of year                       1,390,572                  748,129
                                                               ------------------------------------

Cash and Equivalents, at end of year                           $ 2,739,643              $ 1,390,572
                                                               ====================================

Supplemental Cash Flow Information
   Cash Paid During the Year For
     Interest                                                  $     1,842              $       102
     Income taxes                                                       --                       --

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         WESTLAND CONTROL SYSTEMS, INC.

                         SUMMARY OF ACCOUNTING POLICIES

Nature of Business           Westland  Control  Systems,  Inc.  (the  "Company")
                             designs and manufactures  custom electrical control
                             panels which are used  primarily  in the  equipment
                             build   industry.   The  Company's   customers  are
                             concentrated   within   the   automotive   supplier
                             industry and are located  primarily in southeastern
                             Michigan.

Use of Estimates             The   preparation   of  financial   statements   in
                             conformity  with  generally   accepted   accounting
                             principles  requires  management to make  estimates
                             and assumptions that affect the reported amounts of
                             (1)  assets  and   liabilities  and  disclosure  of
                             contingent  assets and  liabilities  at the date of
                             the  financial  statements,  and (2)  the  reported
                             amounts  of  revenues  and   expenses   during  the
                             reporting period. Actual results could differ from those estimates.

Concentrations of Credit     Financial instruments which potentially subject the
Risk                         Company to  concentrations  of credit risk  consist
                             principally  of cash and  accounts  receivable.  At
                             times,  the  amount of cash on deposit in banks may
                             be  in   excess   of   the   respective   financial
                             institutions  FDIC  insurance  limit.  The  Company
                             attempts to minimize  credit risk by reviewing  all
                             customers' credit histories before extending credit
                             and by monitoring  customers'  credit exposure on a
                             continuing   basis.  The  Company   establishes  an
                             allowance   for   possible   losses   on   accounts
                             receivable,   if  necessary,   based  upon  factors
                             surrounding the credit risk of specific  customers,
                             historical   trends  and  other   information.   No
                             allowance was deemed necessary at December 31, 1998 and 1997.

Fair Values of Financial     The  carrying  amounts  of the  Company's  cash and
Instruments                  equivalents,  accounts receivable, accounts payable
                             and accrued expenses approximate fair value because of the short maturity of these items.

Revenue Recognition          The Company recognizes sales and cost of sales upon
                             shipment to the customer.

Inventories                  Inventories  are  valued  at the  lower  of cost or
                             market and include  mainly raw  materials and spare
                             parts.   Cost   is   determined   on   a   specific
                             identification method.

Equipment and Depreciation   Equipment  is  stated  at  cost.   Depreciation  is
                             computed over the estimated useful lives (5-7 years) of the assets using accelerated methods.

                             The  cost  of  additions  and  improvements   which
                             substantially   extend   the   useful   life  of  a
                             particular asset are capitalized. Repair and maintenance costs are charged to expense as incurred.

Statements of Cash Flows     For  purposes  of  this   statement,   the  Company
                             considers certificates of deposit with maturities of less than three months to be cash equivalents.

                         WESTLAND CONTROL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   Related Party           The Company leases its facility in Canton, Michigan
     Transactions            from a related entity whose owners include the sole
                             stockholder  of the  Company  and a  member  of the
                             stockholder's   immediate  family.  Rental  expense
                             under the lease for the years  ended  December  31,
                             1998  and  1997  was  approximately   $175,000  and
                             $153,000, respectively. Future minimum payments under this lease are: 1999 - $175,000; 2000,
                             $175,000; and $72,917 in 2001.

                             In addition, during the years ended December 31, 1998 and 1997, the Company made advances to the related entity for working capital purposes. These advances are non-interest bearing and are due on demand. Advances outstanding as of December 31, 1998 and 1997 were $2,165,201 and $1,966,673, respectively. These advances were repaid during 1999 via stockholder distributions.

                             During 1998, the Company advanced $1,000,000 to its sole stockholder. The advance is non-interest bearing and is due on demand. This advance was repaid during 1999 via a stockholder distribution.

2.   Employee Benefit Plan   The   Company   has   a   401(k)   plan    covering
                             substantially all employees. Participants can elect
                             to  contribute  from  2% to  15%  of  their  annual
                             compensation    to   the   Plan.    The   Company's
                             contributions  to the Plan are  discretionary.  The
                             Company  contributed   approximately   $11,000  and
                             $9,000 for the years ended December 31, 1998 and 1997, respectively.

3.   Taxes on Income         The  Company has  elected,  with the consent of its
                             stockholder,  to  be  treated  as  a  Subchapter  S
                             corporation  for federal income tax purposes.  This
                             election  provides,  among other  things,  that the
                             Company's   net  income  for  federal   income  tax
                             purposes  will  pass  through  to  the   individual
                             stockholder.  Accordingly, no provision for federal
                             income  taxes  is  recorded  in  the   accompanying
                             financial statements.

4.   Major Customers         For the years ended December 31, 1998 and 1997, the
                             Company's   sales  to  its  major  customers  (each
                             representing more than 10% of total net sales) amounted to approximately 83% and 78% of total annual sales, respectively. During 1998, there were three major customers representing 36%, 32% and 15% of total net sales; during 1997 there were two major customers representing 51% and 27% of total net sales.

                         WESTLAND CONTROL SYSTEMS, INC.

             BALANCE SHEETS (UNAUDITED) -- FOR THE NINE MONTHS ENDED
                           SEPTEMBER 30, 1999 AND 1998


September 30,                                                  1999         1998

Assets

Current Assets
   Cash and equivalents                                  $1,270,965   $3,263,105
   Accounts receivable                                      749,779    1,263,678
   Advances to related parties                                6,968    2,137,235
   Inventories                                              226,035       75,000
   Prepaid expenses and other current assets                     --       15,492
                                                         -----------------------

Total Current Assets                                      2,253,747    6,754,510
                                                         -----------------------

Equipment
   Office equipment                                          64,295       65,031
   Automotive equipment                                      32,763       72,242
   Machinery and equipment                                   55,445       64,730
   Leasehold improvements                                     1,400           --
                                                         -----------------------

                                                            153,903      202,003
   Less accumulated depreciation                            142,963      175,572
                                                         -----------------------

Net Equipment                                                10,940       26,431
                                                         -----------------------

                                                         $2,264,687   $6,780,941
                                                         =======================




Liabilities and Stockholder's Equity

Current Liabilities
   Accounts payable                                      $  464,050   $  566,232
   Accrued expenses                                          28,791        7,502
                                                         -----------------------


Total Liabilities                                           492,841      573,734
                                                         -----------------------



Stockholder's Equity
   Common stock, $1 par - shares authorized 50,000;
     issued and outstanding 1,000                             1,000        1,000
   Retained earnings                                      1,770,846    6,206,207
                                                         -----------------------


Total Stockholder's Equity                                1,771,846    6,207,207
                                                         -----------------------

                                                         $2,264,687   $6,780,941
                                                         =======================


                                  See accompanying note to financial statements.

                         WESTLAND CONTROL SYSTEMS, INC.

                        STATEMENTS OF INCOME (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


Nine Months Ended September 30,                              1999           1998

Net Sales                                              $4,512,545     $6,547,374

Cost of Sales                                           2,986,956      3,788,683
                                                       -------------------------

Gross Profit                                            1,525,589      2,758,691

Selling, General and Administrative Expenses              738,008      1,009,161
                                                       -------------------------

Operating Income                                          787,581      1,749,530
                                                       -------------------------

Other Income
   Interest income                                         62,728         68,843
   Miscellaneous                                           14,375             --
                                                       -------------------------

Total Other Income                                         77,103         68,843
                                                       -------------------------

Net Income                                             $  864,684     $1,818,373
                                                       =========================

                                  See accompanying note to financial statements.


                 STATEMENTS OF STOCKHOLDER'S EQUITY (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                                                                Total
                                                      Common Stock                     Retained         Shareholder's
                                               Shares               Amount             Earnings                Equity

Balance, January 1, 1998                        1,000          $     1,000          $ 5,042,834           $ 5,043,834

Net income                                         --                   --            1,818,373             1,818,373

Distributions                                      --                   --             (655,000)             (655,000)
                                          ---------------------------------------------------------------------------

Balance, September 30, 1998                     1,000          $     1,000          $ 6,206,207           $ 6,207,207
                                          ===========================================================================

Balance, January 1, 1999                        1,000          $     1,000          $ 6,159,074           $ 6,160,074

Net income                                         --                   --              864,684               864,684

Distributions                                      --                   --           (5,252,912)           (5,252,912)
                                          ---------------------------------------------------------------------------

Balance, September 30, 1999                     1,000          $     1,000          $ 1,770,846           $ 1,771,846
                                          ===========================================================================

                                  See accompanying note to financial statements.

                         WESTLAND CONTROL SYSTEMS, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 1999 AND 1998

Nine Months Ended September 30,                                            1999                   1998

Cash Flows From Operating Activities
   Net income                                                       $   864,684            $ 1,818,373
   Adjustments to reconcile net income to net
     cash provided by operating activities
       Depreciation                                                       5,302                  8,879
       Loss on disposal of equipment                                      1,458                     --
       Changes in operating assets and liabilities
         Decrease (increase) in accounts receivable                    (353,620)               658,373
         Increase in inventory                                         (191,035)               (18,355)
         Decrease in prepaid expenses and other current assets           17,306                 22,512
         Increase in accounts payable                                   272,751                285,959
         Increase (decrease) in accrued expenses                          7,655                (71,995)
                                                                    ----------------------------------

Net Cash Provided By Operating Activities                               624,501              2,703,746
                                                                    ----------------------------------

Cash Flows From Investing Activities
   Proceeds from sale of equipment                                        1,500                     --
   Net increase in advances to related parties                               --               (170,563)
   Purchase of equipment                                                     --                 (5,650)
                                                                    ----------------------------------

Net Cash Provided By (Used In) Investing Activities                       1,500               (176,213)
                                                                    ----------------------------------

Cash Flows Used In Financing Activities
   Distributions to stockholder                                      (2,094,679)              (655,000)
                                                                    ----------------------------------

Net (Decrease) Increase In Cash                                      (1,468,678)             1,872,533

Cash and Equivalents, at beginning of period                          2,739,643              1,390,572
                                                                    ----------------------------------

Cash and Equivalents, at end of period                              $ 1,270,965            $ 3,263,105
                                                                    ==================================
Supplemantal Cash Flow Informaiton
  Non-Cash Financing Transactions
    Receivables distributed to stockholders                         $3,158,233             $        --
                                                                    ==================================

                                  See accompanying note to financial statements.

                          NOTE TO FINANCIAL STATEMENTS

1.   Basis of                The  accompanying  unaudited  financial  statements
     Presentation            have been  prepared in  accordance  with  generally
                             accepted   accounting    principles   for   interim
                             financial  information and with the instructions to
                             Form  8-K  and  Article  10  of   Regulation   S-X.
                             Accordingly,   they  do  not  include  all  of  the
                             information  and  footnotes  required by  generally
                             accepted   accounting   principles   for   complete
                             financial statements.  The information furnished in
                             the  accompanying  balance  sheets,  statements  of
                             income,   stockholder's   equity  and  cash  flows,
                             reflect all  adjustments  which are, in the opinion
                             of management, necessary for a fair presentation of
                             the  aforementioned  financial  statements  for the
                             interim  periods.  Operating  results  for the nine
                             months ended  September 30, 1999 and 1998,  are not
                             necessarily  indicative  of the results that may be
                             expected for the years ended  December 31, 1999 and
                             1998.  For  further   information,   refer  to  the
                             financial statements and footnotes thereto included in the Company's audited financial statements for the years ended December 31, 1998 and 1997.

                                     ANNEX B


Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999 and the Unaudited Pro Forma Statements of Income for the Year Ended June 30, 1999 and Six Months ended December 31, 1999.

The unaudited pro forma consolidated balance sheet as of December 31, 1999 and the unaudited pro forma consolidated statements of income for the year ended June 30, 1999 and six months ended December 31, 1999 include the accounts of Productivity Technologies Corp. ("PTC") and Westland Control Systems, Inc. ("WCSI") for the respective periods. The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the asset purchase agreement between PTC and WCSI ("Asset Purchase"). The Asset Purchase is accounted for as an acquisition of the assets of WCSI by PTC under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of PTC and WCSI for certain transactions pursuant to the Asset Purchase described in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated balance sheet was prepared as if the Asset Purchase had occurred on December 31, 1999. The unaudited pro forma consolidated statements of income for the year ended June 30, 1999 and six months ended December 31, 1999 were prepared as if the Asset Purchase had occurred on July 1, 1998. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future.

                 Unaudited Pro Forma Consolidated Balance Sheet
                            As of December 31, 1999

                                                                                     Pro Forma Adjustments
                                                                                     ----------------------              Proforma
                                                                PTC                 Debit             Credit              Totals
---------------------------------------------------------------------------------------------------------------------------------
Assets

Current Assets
      Cash and equivalents                                    $     11,880       $  3,600,000(1)   $  3,650,000(2)   $         --
                                                                                      138,120(5)        100,000(3)
      Short-term investments, including accrued interest           300,841                 --                --           300,841
      Receivables, net of allowance for doubtful accounts:
           Contracts                                             9,184,986                 --                --         9,184,986
           Trade                                                        --            800,000(2)             --           800,000
      Costs and estimated earnings in excess of billings on
        uncompleted contracts                                    6,708,854                 --                --         6,708,854
      Inventories                                                1,028,626            400,000(2)             --         1,428,626
      Prepaid expenses and other current assets                    139,331                 --                --           139,331
      Deferred income taxes                                        494,197                 --                --           494,197
---------------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                            17,868,715          4,938,120         3,750,000        19,056,835
=================================================================================================================================

Property and Equipment
      Land                                                         591,514                 --                --           591,514
      Buildings and improvements                                 4,862,975                 --                --         4,862,975
      Machinery and equipment                                    3,952,558             86,000(2)             --         4,038,558
      Transportation equipment                                      31,500             24,000(2)             --            55,500
---------------------------------------------------------------------------------------------------------------------------------

                                                                 9,438,547            110,000                --         9,548,547
      Less accumulated depreciation                              1,784,726                 --                --         1,784,726
---------------------------------------------------------------------------------------------------------------------------------

Net Property and Equipment                                       7,653,821            110,000                --         7,763,821
---------------------------------------------------------------------------------------------------------------------------------

Other Assets
      Goodwill, net of accumulated amortization                  2,432,724          4,440,000(2)             --         7,059,724
                                                                                      187,000(4)
      Patent                                                            --            750,000(3)             --           750,000
      Other assets                                                 595,139                 --           187,000(4)        408,139
---------------------------------------------------------------------------------------------------------------------------------

Total Other Assets                                               3,027,863          5,377,000           187,000         8,217,863
---------------------------------------------------------------------------------------------------------------------------------

                                                              $ 28,550,399       $ 10,425,120      $  3,937,000      $ 35,038,519
=================================================================================================================================

                                                                                     Pro Forma Adjustments
                                                                                     ----------------------              Proforma
                                                                PTC                 Debit             Credit              Totals
---------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity

Current Liabilities
      Accounts payable                                        $  2,980,102       $         --      $         --      $  2,980,102
      Accrued expenses
           Commissions payable                                     510,845                 --                --           510,845
           Payroll and related withholdings                        238,276                 --                --           238,276
           Other                                                   897,488                 --                --           897,488
      Billings in excess of costs and estimated earnings
        on uncompleted contracts                                   477,229                 --                --           477,229
      Current maturities of exective deferred compensation
        agreements                                                 348,560                 --                --           348,560
      Current maturities of long-term debt                         441,004                 --           420,000(2)      1,129,124
                                                                                           --           130,000(3)
                                                                                                        138,120(5)
---------------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                        5,893,504                 --           688,120         6,581,624

Executive deferred compensation agreements, less
  current maturities                                               759,792                 --                --           759,792
Long-term debt, less current maturities                         12,374,840                 --         3,600,000(1)     18,174,840
                                                                                           --         1,680,000(2)
                                                                                           --           520,000(3)
---------------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                               19,028,136                 --         6,488,120        25,516,256
=================================================================================================================================

Stockholders' Equity
      Common stock, .$001 par value, 20,000,000 shares
        authorized;  2,475,000 shares outstanding                    2,475                 --                --             2,475
      Additional paid-in capital                                 9,966,408                 --                --         9,966,408
      Retained earnings (deficit)                                 (446,620)                --                --          (446,620)
---------------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                       9,522,263                 --                --         9,522,263
---------------------------------------------------------------------------------------------------------------------------------

                                                              $ 28,550,399       $         --      $  6,488,120      $ 35,038,519
=================================================================================================================================

(1) Represents receipt of cash ($3,600,000) from the bank in the form of a loan, to finance the purchase of the assets of Westland Control Systems, Inc. The loan bears interest at 10%, with principal payments of 25% due in two years, 15% due the third and fourth years and the remainder of the note due in the fifth year.

(2) Represents payment for assets ($5,750,000). The payment was made with $3,650,000 in cash and a $2,100,000 note payable to Westland Control Systems, Inc. which bears interest at 9.25% and is to be repaid in five equal annual installments beginning in one year. The purchase price is allocated to Accounts Receivable ($800,000), Inventories ($400,000), and Property and Equipment ($110,000) based on fair value (which approximates carrying value) with the excess ($4,440,000) being allocated to Goodwill.

(3) Represents payment for purchase of patent ($750,000) owned by Thomas Lee. The payment was made with $100,000 in cash and a $650,000 note payable to Thomas Lee, which bears interest at 9.25% and is to be repaid in five equal annual installments beginning in one year.

(4) To record direct expenses associated with the purchase as additional purchase price. The direct expenses include approximately $55,000 in legal fees, $59,000 in due dillengence fees, $38,000 in accounting fees, and $35,000 in bank closing fees.

(5)  To reclassify negative cash to current maturities of Long-term Debt.

                    Unaudited Pro Forma Statement of Income
                        For the Year Ended June 30, 1999


                                                                                     Pro Forma Adjustments
                                                                                     ---------------------             Pro Forma
                                                   PTC             WCSI            Debit                Credit            Totals
================================================================================================================================

Revenues
      Contracts earned                         $ 34,001,248    $         --    $         --       $         --      $ 34,001,248
      Net sales                                          --       7,277,320              --                 --         7,277,320
--------------------------------------------------------------------------------------------------------------------------------

Total Revenues                                   34,001,248       7,277,320              --                 --      $ 41,278,568
--------------------------------------------------------------------------------------------------------------------------------

Cost of Revenues
      Cost of contracts earned                   24,609,631              --              --                 --        24,609,631
      Cost of sales                                      --       4,851,647              --                 --         4,851,647
--------------------------------------------------------------------------------------------------------------------------------

Total Cost of Revenues                           24,609,631       4,851,647              --                 --        29,461,278
--------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                      9,391,617       2,425,673              --                 --        11,817,290

Selling, General and Administrative Expenses      7,526,448       1,551,124         231,000(1)         291,000(3)      9,065,572
                                                                                     45,000(2)
                                                                                      3,000(4)
--------------------------------------------------------------------------------------------------------------------------------

Operating Income                                  1,865,169         874,549         279,000            291,000         2,751,718
--------------------------------------------------------------------------------------------------------------------------------

Other Income (Expense)
      Interest income                                82,466         109,298              --                 --           191,764
      Interest expense                             (835,619)         (1,842)       (614,000)(5)             --        (1,451,461)
      Miscellaneous                                 (37,726)          1,049              --                 --           (36,677)
--------------------------------------------------------------------------------------------------------------------------------

Total Other Income (Expense)- Net                  (790,879)        108,505        (614,000)                --        (1,296,374)
--------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                 1,074,290         983,054         893,000            291,000         1,455,344

Income tax expense (benefit)                        100,000              --         131,000                 --           231,000
--------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                              $    974,290    $    983,054    $  1,024,000            291,000         1,224,344
================================================================================================================================

Basic and Diluted Earnings Per Share           $       0.40             N/A             N/A                N/A      $       0.50
================================================================================================================================

Weighted average number of common
  shares outstanding                           $  2,431,986             N/A             N/A                N/A      $  2,431,986
================================================================================================================================

                     Unaudited Pro Forma Statement of Income
                    For the 6 Months Ended December 31, 1999


                                                                                     Pro Forma Adjustments
                                                                                     ---------------------             Pro Forma
                                                    PTC             WCSI           Debit               Credit             Totals
================================================================================================================================

Revenues
      Contracts earned                         $ 15,415,759    $         --    $         --       $         --      $ 15,415,759
      Net sales                                          --       4,216,499              --                 --         4,216,499
--------------------------------------------------------------------------------------------------------------------------------

Total Revenues                                   15,415,759       4,216,499              --                 --        19,632,258
--------------------------------------------------------------------------------------------------------------------------------

Cost of Revenues
      Cost of contracts earned                   12,338,333              --              --                 --        12,338,333
      Cost of sales                                      --       2,704,260              --                 --         2,704,260
--------------------------------------------------------------------------------------------------------------------------------

Total Cost of Revenues                           12,338,333       2,704,260              --                 --        15,042,593
--------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                      3,077,426       1,512,239              --                 --         4,589,665

Selling, General and Administrative Expenses      2,943,715         842,584         115,500(1)         298,500(3)      3,633,299
                                                                                     22,500(2)
                                                                                      7,500(4)
--------------------------------------------------------------------------------------------------------------------------------

Operating Income                                    133,711         669,655         145,500            298,500           956,366
--------------------------------------------------------------------------------------------------------------------------------

Other Income (Expense)
      Interest income                                24,552          24,949              --                 --            49,501
      Interest expense                             (517,075)            (48)       (282,000)(5)             --          (799,123)
      Miscellaneous                                  62,802          (1,215)             --                 --            61,587
--------------------------------------------------------------------------------------------------------------------------------

Total Other Income - Net                           (429,721)         23,686        (282,000)                --          (688,035)
--------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                  (296,010)        693,341         427,500            298,500           268,331

Income tax expense (benefit)                       (101,000)             --         192,000(6)              --            91,000
--------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                              $   (195,010)   $    693,341    $    619,500       $    298,500      $    177,331
================================================================================================================================

Basic and Diluted Earnings (Loss) Per Share    $      (0.08)            N/A             N/A                N/A      $       0.07
================================================================================================================================

Weighted average number of common
  shares outstanding                           $  2,475,000             N/A             N/A                N/A      $  2,475,000
================================================================================================================================


(1) To record amortization of goodwill related to purchase of assets. The purchase price ($5,937,000), which includes $187,000 for legal, due dillegence, accounting, and bank closing fees, exceeded the fair value of the assets purchased by $4,627,000, which represents Goodwill. Goodwill is being amortized based on a 20-year life. $231,000 and $115,500 of amortization has been charged to operations for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.

(2) To record amortization of patent acquired from Thomas Lee. The patent ($750,000), is being amortized over its remaining useful life of 16.67 years. Amortization expense charged to operations amounted to $45,000 and $22,500 for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.

(3) Represents decrease in wages paid to Thomas Lee based on his new employment agreement. The decrease of $291,000 for the year ended June 30, 1999 and the decrease of $298,500 for the six months ended December 31, 1999 would have occurred had assuming the transaction been consumated on July 1, 1998.

(4) To record additional depreciation expense of machinery and equipment acquired. The estimated lives used to depreciate these assets are 5 and 7 years. Additional depreciation expense is $3,000 and $7,500 for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.

(5) To record interest expense related to the $3,600,000 Note Payble -Bank (10.0%), $2,100,000 Note Payable- Westland Control Systems, Inc. (9.25%), and $650,000 Note Payable- Thomas Lee (9.25%). Assuming the the transaction consumated on July 1, 1998, interest expense would be $614,000 and $282,000 for the year ending June 30, 1999 and the six months ending December 31, 1999, respectively.

(6) To record income tax effect of additional income as a result of the combination. Assuming a 34% tax rate, additional income tax expense would be $131,000 and $192,000 for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.